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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported): MARCH 10, 2000


                                HNC SOFTWARE INC.
             (Exact name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


        0-26146                                          33-0248788
(Commission File Number)                 (I.R.S. Employer Identification Number)



                5935 CORNERSTONE COURT WEST, SAN DIEGO, CA 92121
                    (Address of Principal Executive Offices)

                                 (858) 546-8877
              (Registrant's Telephone Number, Including Area Code)

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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

         On March 10, 2000, HNC Software Inc., a Delaware corporation ("HNC" or the "Company"), acquired ownership of all the outstanding stock of ONYX Technologies, Inc., a privately held Georgia corporation ("ONYX"), pursuant to a statutory merger (the "Merger") in which FW2 Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of HNC formed for purposes of such Merger, was merged with and into ONYX, with ONYX surviving the Merger and becoming a wholly-owned subsidiary of HNC. The Merger was carried out pursuant to an Agreement and Plan of Reorganization dated as of March 9, 2000 (the "Plan") among HNC, Merger Sub and ONYX. HNC expects to account for the Merger as a "purchase" transaction for accounting purposes.

         ONYX is engaged in the business of providing real-time, scalable, point-of-sale customer acquisition services that enable telecommunication carriers, financial companies and retail companies to address credit worthiness and identify deception and subscription fraud through an application service provider (ASP) model. HNC's intention is to combine ONYX's services with HNC's existing suite of proprietary analytical and decision support services for customer risk assessment, acquisition and retention.

         Pursuant to the Merger, HNC issued to the three ONYX shareholders, in exchange for all of ONYX's stock, a total of 351,925 shares of HNC Common Stock and $1,500,000 in cash. Pursuant to the Plan, the Company, the ONYX shareholders and an escrow agent entered into an Escrow Agreement, pursuant to which 35,193 of the shares of HNC Common Stock that were issued to the ONYX shareholders upon the closing of the Merger were placed in an escrow account to secure and collateralize indemnification obligations of the ONYX shareholders to HNC under the Representation and Indemnity Agreements entered into by the shareholders with HNC and under the Plan (the "10% Escrow"). The cash used or to be used to pay the Merger consideration to the ONYX shareholders will be provided from the Company's working capital cash reserves.

         The shares of HNC Common Stock issued to the ONYX shareholders in the Merger have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon the exemption from registration provided by Section 4(2) thereof and/or Rule 506 of Regulation D under the 1933 Act. The Company and the ONYX Shareholders have entered into a Registration Rights Agreement, pursuant to which HNC granted the ONYX shareholders registration rights in connection with the resale of shares of HNC Common Stock issued to them upon the effectiveness of the Merger (the "Registrable Shares"). Under the agreement, HNC is to file a registration statement on Form S-3 pursuant to Rule 415 under the 1933 Act covering the resale by each of the ONYX shareholders, during a limited period beginning upon the effectiveness of the registration statement, of up to 30,000 of the shares that the shareholder received in the Merger.

         Upon the Merger, all outstanding options to purchase shares of ONYX Common Stock were automatically converted into options to purchase, in the aggregate, 30,390 shares of HNC Common Stock (based on the number of shares of ONYX Common Stock subject to the ONYX

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options multiplied by an exchange ratio of .0456995) on substantially the same terms as the prior ONYX options, except that the exercise prices of the new HNC options are equal to the exercise prices of the ONYX options divided by the exchange ratio. HNC has agreed to file a registration statement on Form S-8 under the 1933 Act for the issuance of shares of HNC Common Stock upon the exercise of the options.

         In connection with the Plan, the three former ONYX shareholders entered into two-year employment agreements with HNC and four-year noncompetition agreements. Each former ONYX shareholder entered into an escrow agreement with HNC that provides for HNC to hold 20% of the shares issued to the shareholder in the Merger in escrow as security for (i) the payment of liquidated damages in the event that the shareholder's employment with HNC is terminated during the two-year period of the employment agreement by HNC for Cause (as defined) or by the employee for Good Reason (as defined), (ii) damages arising out of a breach by employee of his noncompetition agreement and (iii) in the event that the 10% Escrow is not sufficient to cover the shareholder's indemnification obligations to HNC under the Plan and the shareholder's Representation and Indemnity Agreement.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Not applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.

         (c)      EXHIBITS.

         The following exhibits are filed herewith:

         2.01     Agreement and Plan of Reorganization dated as of March 9,
                  2000 among Registrant, ONYX Technologies, Inc. ("ONYX") and FW2 Acquisition Corp. Pursuant to Item 601(b)(2) of Regulation of S-K, certain schedules have been omitted but will be furnished supplementally to the Commission upon request.

         4.01 Registration Rights Agreement dated as of March 2000 among Registrant and the former shareholders of ONYX.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         HNC SOFTWARE INC.


                                         By: /s/ Kenneth J. Saunders
Date:  March 24, 2000                        ----------------------------------
                                             Kenneth J. Saunders,
                                             Chief Financial Officer



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                                INDEX TO EXHIBITS


EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------

    2.01          Agreement and Plan of Reorganization dated as of March 9,
                  2000 among Registrant, ONYX Technologies, Inc. ("ONYX") and FW2 Acquisition Corp. Pursuant to Item 601(b)(2) of Regulation of S-K, schedules have been omitted but will be furnished supplementally to the Commission upon request.

    4.01 Registration Rights Agreement dated as of March 2000 among Registrant and the former shareholders of ONYX.